UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 17, 2014

Signature Group Holdings, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On October 17, 2014, Signature Group Holdings, Inc., a Delaware corporation (the “Company” or “Signature”), and its wholly owned subsidiaries, SGH Acquisition Holdco, Inc. (“Buyer”) and Evergreen Holding Germany GmbH, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Aleris Corporation (“Aleris”), Aleris International, Inc., Aleris Holding Canada Limited, Aleris Aluminum Netherlands B.V., Aleris Deutschland Holding GmbH, Dutch Aluminum C.V. and Aleris Deutschland Vier GmbH Co KG (collectively, the “Sellers”).  Pursuant to the terms and conditions of the Purchase Agreement, the Buyer (or a subsidiary of the Buyer to be designated later) will acquire all of the Sellers’ equity interests in Sellers’ subsidiaries comprising Aleris’ global recycling and specification alloys business (such subsidiaries, the “Business Entities” and the global recycling and specification alloys business, the “Business”).  Signature will acquire the Business Entities for a purchase price of $525 million, comprised of $495 million in cash and $30 million in a new series of non-participating preferred stock of Signature (the “Series B Preferred”), subject to certain adjustments as set forth in the Purchase Agreement, including that the Business at closing will have a net working capital of approximately $139 million.  As described in more detail below, the Company expects to finance the cash portion of the purchase price with a combination of cash-on-hand and the net proceeds of the debt and equity financings described below; however the Company’s obligation to consummate the acquisition of the Business Entities is not conditioned upon the Company’s ability to consummate the debt and equity financings.

The Purchase Agreement contains customary representations, warranties and covenants made by Signature, Buyer, Aleris and the Sellers.  Among others, Aleris and the Sellers have agreed to operate the Business in the ordinary course during the period between the execution of the Purchase Agreement and the consummation of the transactions contemplated by the Purchase Agreement, and not to solicit proposals relating to or enter into discussions concerning any proposals for alternative business combination transactions relating to the Business Entities.  Aleris and the Sellers have also agreed not to engage in activities competitive with the Business for five years following the consummation of the transactions contemplated by the Purchase Agreement.  In addition, Aleris and the Sellers, on one hand, and the Buyer, on the other hand, have agreed not to solicit each other’s employees for a two year period following the closing of the Purchase Agreement.

Buyer has agreed to use its reasonable best efforts to consummate the Bond Offering (as defined below) and the transactions contemplated by the Backstop Commitment Letter (as defined below), and Aleris and the Sellers have agreed to cooperate with Buyer in connection with Buyer’s debt and equity financings.  The Company has also agreed to commence a registered offering of its common stock (the “Equity Offering”), and has agreed to launch a rights offering (the “Rights Offering”) that, if successfully consummated, would generate gross proceeds to the Company of not less than $125 million, less the net proceeds received by the Company in the Equity Offering.  As of the date hereof, the Company currently intends to issue up to 4 million shares of its common stock in the Equity Offering.  No offer to buy any common stock of the Company, including pursuant to the Equity Offering or the Rights Offering, can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date

The closing of the Purchase Agreement is subject to certain customary closing conditions, including: (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and certain Mexican competition laws, (ii) the transfer of certain discontinued real property locations by Aleris to a subsidiary of Aleris, (iii) the absence of certain legal impediments to the closing, (iv) the absence of a material adverse effect on the Business, (v) the performance of each party’s respective obligations under the Purchase Agreement in all material respects, (vi) the accuracy of each party’s respective representations and warranties, and (vii) the release of certain liens, guarantees and liabilities related to certain Aleris debt.

The Purchase Agreement may be terminated at any time prior to closing of the transactions contemplated by the Purchase Agreement: (i) by mutual written agreement of Aleris and Buyer, (ii) by Aleris or Buyer if closing is prohibited by a governmental authority, (iii) by Aleris or Buyer if the closing conditions have not been satisfied or waived by April 30, 2015 (or May 31, 2015, under certain circumstances), (iv) by Buyer, in the event of certain material incurable breaches of representations, warranties or covenants by Aleris, (v) by Aleris, in the event of certain material incurable breaches of representations, warranties or covenants by Buyer, or (vi) if Buyer fails to consummate the closing within five business days after all conditions have been satisfied or waived (other than conditions that have not been satisfied as a result of Buyer’s breach of the Purchase Agreement, the Term Loan Commitment Letter (as defined below) or the Backstop Commitment Letter).

In the event the Purchase Agreement is terminated by Aleris: (i) due to Buyer’s incurable breach or a failure to perform any representation, warranty, covenant or agreement contained in the Purchase Agreement; (ii) due to Buyer failing to consummate the closing within five business days after all conditions have been satisfied or waived (other than conditions that have not been satisfied as a result of Buyer’s breach of the Purchase Agreement or the Term Loan Commitment Letter or the Backstop Commitment Letter); or (iii) because the transaction has not closed by April 30, 2015, and, in the case of the circumstances described in this clause (iii), the Purchase Agreement is also terminable by Aleris due to Buyer’s incurable breach or a failure to perform any representation, warranty, covenant or agreement contained in the Purchase Agreement, the Company is required to pay Aleris a termination fee of $26.25 million.

The Company has guaranteed all of Buyer’s obligations under the Purchase Agreement.

At closing, the Series B Preferred shares with a liquidation value of $30 million issued to Aleris under the Purchase Agreement will be deposited in an indemnity escrow account to secure certain indemnification obligations of Aleris. In the event the Rights Offering and the Equity Offering raise at least $112.5 million of net proceeds, instead of issuing Series B Preferred shares with a liquidation value of $30 million to Aleris, the Company will issue Series B Preferred shares with a liquidation value of $25 million to Aleris (subject to the indemnity escrow) and will also deposit $5 million in cash in the indemnity escrow.

Aleris has agreed to indemnify the Buyer (and its affiliates) for claims and losses arising out of or related to, among others: (i) breaches of representations, warranties and covenants of Aleris and the Sellers, (ii) liability arising from retained business or the discontinued real property locations, (iii) certain litigation matters, (iv) certain transaction expenses and (v) certain costs related to the closure or operation of the Business’ facility in Goodyear, Arizona.  The Buyer has agreed to indemnify Aleris, the Sellers and their affiliates for claims and losses arising out of or related to breaches of representations, warranties and covenants of the Buyer in the Purchase Agreement and liability arising in connection to the operation of the Business following the closing.

Aleris’ aggregate indemnity obligations related to breaches of representations, warranties and covenants are generally capped at $67 million, except for certain fundamental representations, and representations related to taxes and Title IV of ERISA, which are subject to a cap equal to the purchase price.  In general, Aleris will not be required to pay any amounts in respect of its indemnification obligations until the aggregate amount of all losses exceeds a deductible of $3 million, in which case Aleris will be required to indemnify only for such losses in excess of the deductible. The deductible will not apply to losses to the extent such losses arise from or relate to certain fundamental representations, taxes and Title IV of ERISA. In addition, certain scheduled environmental matters are subject to a deductible of approximately $23.9 million.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the Purchase Agreement, a copy of which attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Backstop Agreement

Simultaneously with entering into the Purchase Agreement, on October 17, 2014, the Company and Aleris entered into a Backstop Agreement (the “Backstop Agreement”), whereby Aleris agreed to purchase Series B Preferred shares having a liquidation value of up to $30 million in the event the Equity Offering and the Rights Offering do not collectively generate at least $125 million in net proceeds to the Company.   To the extent the Equity Offering and Rights Offering raise more than $45 million in net proceeds to the Company, Aleris’ commitment to purchase additional Series B Preferred shares under the Backstop Agreement is subject to pro rata reduction.

The closing of the transactions contemplated by the Backstop Agreement are subject to satisfaction or waiver of certain conditions, including, among others: (i) the consummation or conclusion of the Equity Offering and the Rights Offering, (ii) the consummation (which may occur concurrently) of the transactions contemplated by the Purchase Agreement, and (iii) the concurrent consummation of the transactions contemplated by the Backstop Commitment Letter.

The Backstop Agreement may be terminated at any time prior to the consummation of the transactions contemplated by the Backstop Agreement (i) by mutual written consent of Aleris and the Company, (ii) by Aleris or the Company, if closing is prohibited by a governmental authority, or (iii) automatically, if the Purchase Agreement is terminated.

To the extent dividends on the Series B Preferred shares issued under the Backstop Agreement (the “Backstop Preferred”) have not been paid for four consecutive quarters, the holders of the Backstop Preferred are entitled to appoint a nonvoting observer to the Company’s board of directors.  The right to appoint a nonvoting observer ceases once dividends have been paid in full for at least one quarterly dividend period.

To the extent the Company is required to prepay any of the notes issued under the Notes Backstop (as defined below) from certain equity offerings of the Company, the Company will redeem a portion of the Backstop Preferred.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified by reference in its entirety to the full text of the form of the Backstop Agreement, a copy of which attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Financing

As provided in the Purchase Agreement, the transaction is not contingent upon the consummation by the Buyer or the Company of any financing arrangement.  The Company currently intends to finance the $495 million cash portion of the consideration paid under the Purchase Agreement as well as transaction costs using a combination of cash, equity and debt as follows: (i) $45 million in cash from the Company,  (ii) the net proceeds of the Equity Offering, (iii) the net proceeds of the Rights Offering, (iv) $300 million in senior secured notes (the “Senior Secured Bonds”) issued by the Buyer or another wholly-owned subsidiary of the Buyer in a private placement to qualified institutional buyers and certain non-U.S. persons, and (v) $70 million in opening draws on an asset-based lending facility and a factoring facility to be provided by GE Capital and GE Germany (as defined below), respectively.  In the event the Equity Offering and Rights Offering fail to raise net proceeds of at least $125 million, the Backstop Commitment Parties and Aleris have agreed to buy up to $125 million of common and preferred equity and debt to be issued by the Company.

Term Loan Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated October 17, 2014, with Goldman Sachs Bank USA (“Goldman Sachs”), Deutsche Bank Securities Inc. (“DBSI,” and together with Goldman Sachs, the “Arrangers”) and Deutsche Bank AG Cayman Islands Branch (“DB Cayman”, and together with DBSI, “Deutsche Bank”; Goldman Sachs and Deutsche Bank, the “Term Loan Commitment Parties”) that provides a commitment (the “Term Loan Commitment Letter”), subject to satisfaction of standard conditions, to provide up to $300 million (less the gross proceeds from the sale of the Senior Secured Bonds) of senior secured bridge loans (the “Bridge Loans”) to the Buyer or another wholly-owned subsidiary of the Company to provide portion of the cash consideration to be paid under the Purchase Agreement in the event some or all of the Senior Secured Bonds are unable to be issued at the time the transactions contemplated by the Purchase Agreement are consummated.  At any time on or after the first anniversary of the closing of the Bridge Loans, they may be exchanged for a principal amount of exchange notes (“Exchange Notes”) equal to 100% of the aggregate principal amount of the Bridge Loans so exchanged.

The Bridge Loans will be secured by (a) a first priority security interest in (i) all assets of the Buyer and the guarantors (other than those assets securing the Asset-Based Facility (as defined below)) and (ii) 100% of the capital stock of the Buyer, each subsidiary of the Company that directly or indirectly owns capital stock of the Buyer and each domestic subsidiary of the Buyer, and 65% of the capital stock of each foreign subsidiary of the Buyer and all intercompany debt and (b) a second priority security interest in assets securing the Asset-Based Facility.

The obligation of the Arrangers to provide the Bridge Facility under the Term Loan Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by the relevant parties of definitive documentation consistent with the Term Loan Commitment Letter and the documentation standards specified therein.

The foregoing description of the Term Loan Commitment Letter does not purport to be complete and is qualified by reference in its entirety to the full text of the Term Loan Commitment Letter, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, including the Senior Secured Bonds, or a solicitation of any vote or approval.  The Senior Secured Bonds will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Backstop Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated October 17, 2014, with Zell Credit Opportunities Master Fund L.P. and funds managed by another institutional investor (collectively the “Backstop Commitment Parties”), that provides a commitment (the “Backstop Commitment Letter”), subject to satisfaction of standard conditions, for a two-year, secured bridge term loan made to the Company of up to $50 million (the “Notes Backstop”) and a registered direct offering of up to $45 million of common stock of the Company (the “Equity Backstop” and together with the Notes Backstop, the “Backstops”), representing a portion of the cash portion of the consideration paid under the Purchase Agreement.  Each of the Backstop Commitment Parties has committed to purchase in the aggregate 50% of the Backstops.

The Backstop Commitment Parties will provide the Backstops only in the event the Company is unable to raise net proceeds of $125 million from the Rights Offering and the Equity Offering.  The first $45 million in net proceeds raised by the Company in the Equity Offering and the Rights Offering will be allocated to eliminate the Equity Backstop.  Net proceeds in excess of $45 million will be allocated pro rata to reduce the Notes Backstop and the Backstop Preferred.

The Notes Backstop will be secured by a (i) first priority security interest in substantially all of the assets of the Company and any existing or newly created or acquired U.S. subsidiaries (other than any entity that is a borrower or guarantor under the Bridge Facility or the Asset-Based Facility) except for North American Breaker Co., LLC (“NABCO”), (ii) a pledge of NABCO capital stock, (iii) a pledge of the Company’s equity interests in SGGH, LLC, (iv) a pledge of the Buyer’s stock (structurally subordinate to the security interests granted under the Notes, the Bridge Facility and the Asset-Based Facility) and (v) an interest reserve account established to pay interest on the Notes Backstop.

The obligation of the Backstop Commitment Parties to provide the Backstops under the Backstop Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by relevant parties of definitive documentation consistent with the Backstop Commitment Letter and the documentation standards specified therein.

The foregoing description of the Backstop Commitment Letter does not purport to be complete and is qualified by reference in its entirety to the full text of the Backstop Commitment Letter, a copy of which is filed as Exhibit 10.3 and is incorporated herein by reference.

Asset-Based Facility Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated October 17, 2014, with General Electric Capital Corporation and GE Capital Markets, Inc. (collectively, “GE Capital”), that provides a commitment (the “Asset-Based Commitment Letter”), subject to satisfaction of standard conditions, for a $110 million senior secured revolving asset-based credit facility (the “Asset-Based Facility”), portions of which will be used to fund the cash portion of the consideration to be paid under the Purchase Agreement.

The Asset-Based Facility will be divided into two sub-facilities, a U.S. sub-facility and a Canadian sub-facility.  The Asset-Based Facility will be secured by a first priority lien on the following assets of the U.S. borrowers, the Canadian borrowers, their domestic and (to the extent no adverse tax impact would be incurred) foreign subsidiaries, and any holding companies: accounts receivable, inventory, instruments representing receivables, guarantees and other credit enhancements related to receivables, and bank accounts into which receivables are deposited, among other related assets.  The Asset-Based Facility will also be secured by a second-priority lien on the assets that secure the Bridge Facility.

The obligation of GE Capital to provide Asset-Based Facility under the Asset-Based Commitment Letter is subject to a number of customary conditions, including, without limitation, execution and delivery by the relevant parties of definitive documentation consistent with the Asset-Based Commitment Letter and the documentation standards specified therein.

The foregoing description of the Asset-Based Commitment Letter does not purport to be complete and is qualified by reference in its entirety to the full text of the Asset-Based Commitment Letter, a copy of which is filed as Exhibit 10.4 and is incorporated herein by reference.

Factoring Facility Commitment Letter

In connection with the entry into the Purchase Agreement, the Company entered into a commitment letter, dated October 17, 2014, with GE Capital Bank AG (“GE Germany”), that provides a commitment (the “Factoring Commitment Letter”), subject to satisfaction of standard conditions, for a nonrecourse factoring facility with a maximum financing amount of €50 million (the “Factoring Facility”).

The Factoring Facility provides for purchases of eligible receivables from Aleris Recycling (German Works) GmbH. The purchase of receivables will be subject to certain limitations to be determined in the reasonable discretion of GE Germany based on the relevant account debtor creditworthiness and reliability.

The obligation of GE Germany to provide the Factoring Facility is subject to certain conditions, including without limitation execution and delivery by the relevant parties of definitive documentation consistent with the Factoring Commitment Letter and the documentation standards specified therein.

The foregoing description of the Factoring Commitment Letter does not purport to be complete and is qualified by reference in its entirety to the full text of the Factoring Commitment Letter, which the Company currently intends to file as an exhibit to an amendment to this Current Report on Form 8-K or its periodic reports filed with the Securities and Exchange Commission.

Series B Preferred

The Series B Preferred, which will be issued to Aleris pursuant to the Purchase Agreement and may be issued to Aleris under the Backstop Agreement described above, will pay quarterly dividends at a rate of 7.0% for the first 18 months, 8.0% for the next 12 months, and 9.0% thereafter.  Dividends will be paid in kind for the first two years, and thereafter will be paid in cash.  All accrued and accumulated dividends on the Series B Preferred will be prior and in preference to any dividend on any of the Company’s common stock.  Any such dividends shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on the Company’s common stock , other than to declare or pay any dividend or distribution payable on the common stock in shares of common stock.

The shares of Series B Preferred will be generally non-voting, however the consent of the holders of a majority of the outstanding Series B Preferred shares are required, among other requirements, (i) until the second anniversary of issuance, to (x) declare or pay cash dividends on the Company’s common stock, or (y) purchase, redeem or acquire shares of the Company’s common stock, other than, among others, certain shares issued to the Backstop Commitment Parties, and certain shares of common stock issued to employees, (ii) so long as at least $10 million in aggregate principal amount of Series B Preferred shares are outstanding, to make acquisitions valued at more than 5% of the consolidated assets of the Company and its subsidiaries, (iii) to take actions that would adversely affect the rights of the holders of the Series B Preferred, and (iv) to undertake certain merger activities unless the Series B Preferred remain outstanding or are purchased at the liquidation preference.

The shares of Series B Preferred are generally redeemable at any time by the Company at the liquidation preference, and are required to be redeemed by the Company upon certain change of control events.  A holder of Series B Preferred may require the Company to redeem all, but not less than all, of such holders’ Series B Shares after sixty-six months.  In addition, the Company may redeem shares of Series B Preferred to the extent Aleris is required to indemnify the Company under the Purchase Agreement.  Series B Preferred held by Aleris and its subsidiaries having a liquidation preference of $30 million are not transferrable (other than to another subsidiary of Aleris) for 18 months following issuance (or longer period in connection with ongoing indemnity claims under the Purchase Agreement).

The Series B Preferred will be created by the Company in connection with the closing of the Purchase Agreement. In the event the transactions contemplated by the Purchase Agreement are not consummated, the Company does not expect to file the certificate of designation for the Series B Preferred or issue any shares of Series B Preferred.

The foregoing description of the Series B Preferred does not purport to be complete and is qualified by reference in its entirety to the full text of the form of the Certificate of Designation of the Series B Preferred, a copy of which attached hereto as Exhibit 10.6 and is incorporated herein by reference.

The representations, warranties and covenants of the Company contained in the Purchase Agreement and the Backstop Agreement have been made solely for the benefit of Aleris and the Sellers. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement and the Backstop Agreement, (ii) have been qualified by confidential disclosures made to Aleris and the Sellers in the disclosure schedules delivered in connection with the Purchase Agreement, (iii) in some instances are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or Backstop Agreement or such other date as is specified in the Purchase Agreement or Backstop Agreement, and (v) have been included in the Purchase Agreement and Backstop Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The Purchase Agreement and Backstop Agreement are included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and Backstop Agreement, and not to provide investors with any other factual information regarding the Company, the Business or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Business or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and Backstop Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement and Backstop Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Business that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that the Company files with the SEC.

Item 3.02   Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreement and the Backstop Agreement, the Company is obligated, upon satisfaction of the conditions set forth in the Purchase Agreement and the Backstop Agreement, to issue unregistered shares of Series B Preferred to Aleris.  A description of the Purchase Agreement and the Backstop Agreement is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

Item 3.03  Material Modification of Rights of Security Holders

Pursuant to the terms of the form of Certificate of Designation of the Series B Preferred, the Company is prohibited from declaring or paying dividends on the Company’s common stock for two years without the consent of a majority of the holders of the Series B Preferred and, thereafter, if the Company is not current in its dividend payments to the holders of Series B Preferred.  A description of the Series B Preferred is set forth above in Item 1.01 and is incorporated by reference herein as if fully set forth herein.

This Current Report on Form 8-K does not constitute an offer of any securities for sale.  Certain debt and equity securities referenced herein will be offered only by private placement and will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Further, no offer to buy any common stock of Signature, including pursuant to any primary equity or stapled rights offering, can be accepted, and no part of the purchase price can be received, until the registration statement applicable to such shares has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time by the Company prior to notice of its acceptance given after the effective date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1

Purchase and Sale Agreement, dated as of October 17, 2014, by and among Aleris Corporation, Aleris International, Inc., Aleris Aluminum Netherlands, B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V., Aleris Deutschland Vier GmbH Co KG, SGH Acquisition Holdco, Inc., Evergreen Holding Germany GmbH and Signature Group Holdings, Inc.*

10.1	Backstop Agreement, dated as of October 17, 2014, by and between Aleris Corporation and Signature Group Holdings, Inc.
10.2	Commitment Letter, dated October 17, 2014, by and among Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch, and Signature Group Holdings, Inc.
10.3	Commitment Letter, dated October 17, 2014, by and among Chatham Asset Management, LLC, Zell Credit Opportunities Master Fund L.P., and Signature Group Holdings, Inc.
10.4	Commitment Letter, dated October 17, 2014, by and among General Electric Capital Corporation, GE Capital Markets, Inc., and Signature Group Holdings, Inc.
10.5	Form of Certificate of Designation of Series B Non-Participating Preferred Stock

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: October 21, 2014	By:	/s/ W. Christopher Manderson
	Name:	W. Christopher Manderson
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase and Sale Agreement, dated as of October 17, 2014, by and among Aleris Corporation, Aleris International, Inc., Aleris Aluminum Netherlands, B.V., Aleris Deutschland Holding GmbH, Aleris Holding Canada Limited, Dutch Aluminum C.V., Aleris Deutschland Vier GmbH Co KG, SGH Acquisition Holdco, Inc., Evergreen Holding Germany GmbH and Signature Group Holdings, Inc.*

10.1	Backstop Agreement, dated as of October 17, 2014, by and between Aleris Corporation and Signature Group Holdings, Inc.
10.2	Commitment Letter, dated October 17, 2014, by and among Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch, and Signature Group Holdings, Inc.
10.3	Commitment Letter, dated October 17, 2014, by and among Chatham Asset Management, LLC, Zell Credit Opportunities Master Fund L.P., and Signature Group Holdings, Inc.
10.4	Commitment Letter, dated October 17, 2014, by and among General Electric Capital Corporation, GE Capital Markets, Inc., and Signature Group Holdings, Inc.
10.5	Form of Certificate of Designation of Series B Non-Participating Preferred Stock

*Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.